UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016 (August 25, 2016)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2016, our parent company, DJO Global, Inc. (“DJO” or the “Company”) announced that it had appointed Mike Eklund as the Company’s Chief Operating Officer and Chief Financial Officer effective September 12, 2016. Dianne Deuitch will conclude her interim service as the Company’s principal financial officer and principal accounting officer effective at such time, and will continue to serve as the Company’s Senior Vice President and Corporate Controller.

Mr. Eklund, age 48, joins DJO from Dell, Inc., where he most recently served in a global leadership role as Senior Vice President, Dell / EMC Value Creation and Integration Management Office (IMO), responsible for leading the Value Creation and IMO function for the $67B combination of Dell and EMC. Prior to that role, Mr. Eklund served as Chief Financial Officer of Dell’s $40B Client Solutions Business Unit and Global Operations organization. In this role, he was also responsible for leading Dell’s Global Productivity Transformation Office. Previously, Mr. Eklund served as Vice President of Strategy, Business Planning and Operations for Dell’s $10B Enterprise Solutions organization. Over a 19 year career with Dell, Mr. Eklund held positions of increasing responsibility in finance, treasury and operations, including a 3 year international assignment in the firm’s UK Office. Prior to joining Dell in 1997, Mr. Eklund held finance and accounting positions in public accounting with Kennemer, Masters and Clarke and The Texaco Company. Mr. Eklund received a bachelor’s degree in accounting from University of Houston and an MBA from St. Edwards University.

CFO Employment Agreement

The Company entered into an employment agreement with Mr. Eklund, dated as of August 25, 2016 (“Employment Agreement”). Pursuant to the Employment Agreement, Mr. Eklund’s annual base salary will be $650,000. He will be eligible to participate in the Company’s management bonus plan with an annual bonus target of 80% of his base salary and a maximum bonus target of 160% of base salary, contingent on the Company achieving target and maximum performance objectives established by the Company’s Board of Directors. Subject to approval by the Board’s Compensation Committee, Mr. Eklund will be granted options to acquire 450,000 shares of the Company’s common stock with an exercise price of $16.46 per share and a term of ten years. One-third of these stock options will vest in equal annual installments over five years, contingent on Mr. Eklund’s continued employment through each vesting date. The other two-thirds of the stock options (the “Market Return Tranche”) will vest if the Company’s majority stockholder realizes a return on its equity investment in the Company (referred to as “multiple of invested capital,” or “MOIC”) within a range of achievement of a MOIC between 1.5 and 2.25. The options will have such other terms as are contained in the form of “Nonstatutory Stock Option Agreement for options granted to New Hires” filed as an exhibit to DJO’s Form 10-K.

In order to compensate and make whole Mr. Eklund for certain cash and equity compensation and equity holdings that he is forfeiting by joining the Company, the Company has agreed to pay Mr. Eklund a guaranteed annual bonus, a make-whole bonus and restricted stock units. For fiscal year 2016, Mr. Eklund will be guaranteed his annual bonus target amount of $520,000, payable at the time the 2016 annual bonus is paid to other executive officers of the Company. For fiscal year 2017, Mr. Eklund will be guaranteed an annual bonus of not less than $346,667, payable in accordance with the payment schedule for the quarterly and annual bonuses to other executive officers for fiscal year 2017. The Company will also pay Mr. Eklund a make-whole bonus of $1,000,000, payable in two equal installments, with the first payment made within 30 days after his start date, and the second payment made at such time as annual bonuses for 2016 are paid to other executives of the Company. Payment of the guaranteed bonuses and the make-whole bonus are subject to Mr. Eklund’s continued employment through the applicable payment date; provided, however, such amounts shall be paid to Mr. Eklund or his heirs in the event of his death, following a termination by the Company without “Cause” or following a “Constructive Termination” by Mr. Eklund (as both such terms are defined in the Employment Agreement). Subject to approval of the Board’s Compensation Committee, Mr. Eklund will also be granted 121,507 restricted stock units (“RSUs”) to be settled in shares of the Company’s common stock pursuant to a restricted stock unit award agreement. Subject to his continued employment with the Company, twenty-five percent (25%) of the RSUs will vest and the shares will be delivered at the end of each year during the four years after the date of grant; provided, however, that 100% of the RSUs shall vest upon the occurrence of a Change in Control.

The Employment Agreement provides for a two-year term, with automatic annual extensions unless either party provides notice of non-extension at least 60 days prior to the next annual extension date. If Mr. Eklund’s employment is terminated by the Company for Cause or if Mr. Eklund resigns other than as a result of a Constructive Termination, then he will be entitled to receive accrued but unpaid salary and bonus as of the date of termination, and other accrued employee benefits (“Accrued Rights”). If Mr. Eklund’s employment terminates as a result of his death or disability, then he or his estate shall be entitled to receive his Accrued Rights, and a pro rata portion of his actual annual bonus for the year of termination. If Mr. Eklund’s employment is terminated by the Company without Cause or if he resigns as a result of a Constructive Termination, then he will receive his Accrued Rights, a pro rata portion of the actual annual bonus paid for the year of termination, payment of an amount equal to the sum of his annual base salary plus his target annual bonus amount for the year of termination, payable in 12 equal monthly installments, and continued coverage under the Company’s group health, life and disability plans for the lesser of 12 months or the date he receives comparable coverage from another employer. If Mr. Eklund’s employment is terminated by the Company without Cause or if he resigns as a result of a Constructive Termination and such termination occurs within 90 days before or 12 months after a Change of Control (as defined in the Employment Agreement), then he shall be entitled to the amounts described above, but the severance amount will be equal to 1.5 times the sum of his annual base salary plus his target annual bonus for the year of termination, and such amount shall be payable in 18 equal monthly installments, and his health, life and disability coverage shall be continued for 18 months. Amounts payable other than Accrued Rights are subject to Mr. Eklund’s providing a release of all claims against the Company. In the event that either party elects not to extend the employment term, then Mr. Eklund shall be entitled to receive the Accrued Rights.

There are no arrangements or understandings between Mr. Eklund and any other persons pursuant to which he was elected to serve as the Company’s Chief Operating Officer and Chief Financial Officer. There are no family relationships between Mr. Eklund and any director or executive officer of the Company and no transactions involving Mr. Eklund that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On September 6, 2016, the Company issued a press release announcing Mr. Eklund’s appointment as the Company’s Chief Operating Officer and Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Press release dated September 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC
Date: September 7, 2016
	By:	/s/ BRADLEY J. TANDY
Name: Bradley J. Tandy
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated September 6, 2016